UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 18, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-32989 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) granted restricted stock awards under the Company’s 2014 Long-Term Incentive Plan (the “Plan”) and pursuant to a restricted stock award agreement (the “RSA Agreement”) to Sam L. Banks, President and Chief Executive Officer of the Company, Paul D. McKinney, Executive Vice President and Chief Operating Officer of the Company, and James J. Jacobs, Chief Financial Officer of the Company. The table below sets forth the restricted stock awards for Messrs. Banks, McKinney and Jacobs, as follows:

Executive	Number of Shares of Restricted Common Stock (1)
Sam L. Banks	510,929
Paul D. McKinney	420,765
James J. Jacobs	264,481

(1)
The restricted stock awards vest immediately upon grant.

In addition, on October 18, 2016, the Committee granted restricted stock awards under the Plan and pursuant to an RSA Agreement to non-employee directors of Company consistent with the non-employee director compensation plan previously adopted by the Board, as follows:

Non-Employee Director	Number of Shares of Restricted Common Stock
James W. Christmas	420,345(1)
Frank A. Lodzinski	420,345(1)
Ben T. Morris	367,802(2)
Richard K. Stoneburner	420,345(1)

(1)
Immediately vests as to 367,802 shares of restricted common stock and 52,543 shares of restricted common stock vest on January 1, 2017.

(2)
Immediately vests as to all shares of restricted common stock.

The description of the form of RSA Agreement contained in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the form of RSA Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 15, 2015).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: October 21, 2016	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 15, 2015).